Exhibit 99.1

FOR IMMEDIATE RELEASE

NYRT Engages KPMG LLP as its Independent Registered Public Accounting Firm and
Deloitte & Touche LLP as its Internal Audit Firm

New York, New York, February 3, 2015 – New York REIT, Inc. (NYSE: NYRT) (“NYRT”), a publicly traded real estate investment trust (“REIT”), announced today that it has engaged KPMG LLP (“KPMG”) as its independent registered public accounting firm and Deloitte & Touche LLP (“Deloitte & Touche”) as its internal audit firm.

“With the engagement of two highly reputable ‘Big Four’ accounting firms, we are clearly demonstrating NYRT’s commitment to best practices,” commented Michael A. Happel, Chief Executive Officer of NYRT. “We look forward to working with KPMG as well as Deloitte & Touche given their collective deep experience within the industry.”

About NYRT

NYRT is a publicly traded corporation listed on the NYSE and is a New York City focused REIT that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on February 28, 2014. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:

Anthony J. DeFazio DDCworks tdefazio@ddcworks.com (484) 342-3600	Gregory W. Sullivan Chief Financial Officer, Chief Operating Officer Treasurer & Secretary New York REIT, Inc. gsullivan@nyrt.com (212) 415-6500	Andrew G. Backman Managing Director Investor Relations and Public Relations ABackman@arlcap.com (917) 475-2135